As filed with the Securities and Exchange Commission on August 4, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INFOSYS LIMITED

(Exact name of registrant as specified in its charter)

Bangalore, Karnataka, India (State or other jurisdiction of incorporation or organization)	58-1760235 (I.R.S. Employer Identification Number)

Electronics City, Hosur Road

Bangalore, Karnataka, India 560 100

+91-80-2852-0261

(Address, including zip code and telephone number, of principal executive offices)

Infosys Limited 2011 RSU Plan

(Full title of the plan)

Dr. Vishal Sikka

Chief Executive Officer

Infosys Limited

Electronics City, Hosur Road

Bangalore, Karnataka, India 560 100

(Name and address of agent for service)

+91-80-2852-0261

(Address of Principal Executive Offices) (Zip Code)

Copy to:

Jeffrey D. Saper, Esq.

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Equity shares, par value Rs. 5 per share	2,833,600 (3)	$54.95 (4)	$155,706,320	$20,055

(1)	The equity shares, par value Rs. 5 per share (“Equity Shares”), of Infosys Limited (the “Registrant”) registered hereunder may be represented by American Depositary Shares (“ADSs”), each of which represents one Equity Share. The Registrant’s ADSs issuable upon deposit of the Equity Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-135739).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional Equity Shares that become issuable pursuant to the Infosys Limited 2011 RSU Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Equity Shares.
(3)	Total number of Equity Shares available for issuance under the 2011 Plan.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $54.95 per share, which represents the average of the high and low prices of the Registrant’s ADSs on August 1, 2014, as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information specified in this Item 1 have been or will be sent or given by Infosys Limited (“Registrant”) to participants in the 2011 RSU Plan in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (“Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 have been or will be sent or given by the Registrant to participants in the 2011 RSU Plan in accordance with Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

A.	The Registrant’s Annual Report on Form 20-F for the year ended March 31, 2014, filed with the SEC on May 9, 2014;
B.	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on April 18, 2014 (other than any document or portion thereof deemed to be “furnished” and not filed with the SEC);
C.	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on April 28, 2014;
D.	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on May 28, 2014;
E.	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on June 12, 2014;
F.	The Registrant’s Reports of Foreign Issuer on Form 6-K, filed with the SEC on June 17, 2014 (other than any document or portion thereof deemed to be “furnished” and not filed with the SEC);
G.	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on July 30, 2014; and
H.	The Registrant’s Report of Foreign Issuer on Form 6-K, filed with the SEC on July 31, 2014.

In addition, the Registrant hereby incorporates by reference into this Registration Statement the description of the Registrant’s American Depositary Shares and Equity Shares contained in the Company’s registration statement on Form 8-A (File No. 001-35754) filed on December 5, 2012, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has entered into agreements to indemnify its directors and officers for claims brought under U.S. laws to the fullest extent permitted by Indian law. These agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as the Registrant’s director or officer. The form of the indemnification agreement for the Registrant’s directors and officers is incorporated by reference as an exhibit to the Registrant’s Annual Report on Form 20-F.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt) (incorporated by reference to the exhibits filed with Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6 (File No. 333-72199) filed on March 28, 2003, as amended by Amendment No. 1 included in the exhibits filed with Post-Effective Amendment No. 2 to such Registration Statement filed on June 30, 2004).
4.2	Registrant’s 2011 RSU Plan.
5.1	Opinion of Talwar Thakore & Associates, as to the legality of the securities being registered.
23.1	Consent of KPMG, Independent Registered Public Accounting Firm.
23.2	Consent of Talwar Thakore & Associates (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bangalore, Karnataka, India, on August 4, 2014.

INFOSYS LIMITED By: /s/ Dr. Vishal Sikka Dr. Vishal Sikka Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that the individuals whose signatures appear below constitute and appoint Dr. Vishal Sikka and Rajiv Bansal, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dr. Vishal Sikka Dr. Vishal Sikka	Director, Chief Executive Officer and Managing Director (Principal Executive Officer)	August 4, 2014
/s/ Rajiv Bansal Rajiv Bansal	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 4, 2014
/s/ Dr. Omkar Goswami Dr. Omkar Goswami	Director	August 4, 2014
/s/ Jeffrey Sean Lehman Jeffrey Sean Lehman	Director	August 4, 2014
/s/ K. V. Kamath K. V. Kamath	Lead Independent Director	August 4, 2014
/s/ R. Seshasayee R. Seshasayee	Director	August 4, 2014
/s/ Ravi Venkatesan Ravi Venkatesan	Director	August 4, 2014
/s/ S. Gopalakrishnan S. Gopalakrishnan	Director, Non-Executive Vice-Chairman	August 4, 2014
/s/ Narayana Murthy Narayana Murthy	Director, Non-Executive Chairman	August 4, 2014
/s/ U.B. Pravin Rao U.B. Pravin Rao	Director	August 4, 2014
/s/ Kiran Mazumdar-Shaw Kiran Mazumdar-Shaw	Director	August 4, 2014
/s/ Carol M. Browner Carol M. Browner	Director	August 4, 2014
/s/ Sandeep Dadlani Sandeep Dadlani	Authorized Representative in the United States	August 4, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Form of Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas and holders from time to time of American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt) (incorporated by reference to the exhibits filed with Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6 (File No. 333-72199) filed on March 28, 2003, as amended by Amendment No. 1 included in the exhibits filed with Post-Effective Amendment No. 2 to such Registration Statement filed on June 30, 2004).
4.2	Registrant’s 2011 RSU Plan.
5.1	Opinion of Talwar Thakore & Associates, as to the legality of the securities being registered.
23.1	Consent of KPMG, Independent Registered Public Accounting Firm.
23.2	Consent of Talwar Thakore & Associates (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).